Exhibit 10.1

GLYCOGENESYS, INC.

OPTION TO PURCHASE SHARES OF COMMON STOCK

________________________	___________________
NUMBER OF SHARES	DATE

GlycoGenesys, Inc. (the “Company”) hereby grants to                                         (the “Optionee”) an Option to purchase, prior to a date ten years from the date hereof (the “Expiration Date”) all or any part of              shares of Common Stock, $0.01 par value (the “Common Stock”), of the Company (the “Option Shares”), at a price of $         per share (the “Option Price”), subject to the terms and conditions set forth herein. This Option is issued pursuant to the SafeScience, Inc. 1998 Stock Option Plan (the “Plan”) as “Non-Qualified Stock Options” and are subject to all the terms and conditions of the Plan.

1. Vesting.

(a) This Option shall become vested and exercisable

(b) Upon the occurrence of a Merger, as defined in Paragraph 6 below, the Committee may determine, in its sole discretion, that all or a portion of the Option shall become vested and exercisable, either upon the Merger or at such other time or times as the Committee determines.

2. Exercise Requirements. If fewer than the number of Option Shares then available for purchase pursuant to this Option are purchased at any time under this Option, the Optionee may purchase the remaining Option Shares up until the Expiration Date. The Option shall not be exercisable for fractional shares.

3. Termination of Employment, Disability or Death.

(a) Except as provided below, this Option may only be exercised while the Optionee is employed by, or providing service to, the Company, as an employee, member of the Board or advisor or consultant. In the event that the Optionee ceases to be employed by, or provide service to, the Company for any reason other than Disability (as defined in Paragraph (e) below), death or termination for Cause (as defined in Paragraph (e) below), the portion of this Option which is otherwise exercisable shall terminate unless exercised within 90 days after the date on which the Optionee ceases to be employed by, or provide service to, the Company, but in any event no later than the Expiration Date. Except as otherwise provided by the Committee, the portion of this Option which is not otherwise exercisable as of the date on which the Optionee ceases to be employed by, or provide service to, the Company shall terminate as of such date.

(b) In the event the Optionee ceases to be employed by, or provide service to, the Company on account of a termination for Cause by the Company, this Option shall terminate as of the date the Optionee ceases to be employed by, or provide service to, the Company. In addition, notwithstanding any other provisions of this Section 3, if the Committee determines that the Optionee has engaged in conduct that constitutes Cause at any time while the Participant is employed by, or providing service to, the Company, or after the Participant’s termination of employment or service, this Option shall immediately terminate. In the event the Committee determines that the Optionee has engaged in conduct that constitutes Cause, in addition to the immediate termination of this Option, the Optionee shall automatically forfeit all Option Shares underlying any exercised portion of this Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Option Price paid by the Optionee for such shares (subject to any right of setoff by the Company).

(c) In the event the Optionee ceases to be employed by, or provide service to, the Company because the Optionee is Disabled, the portion of this Option which is otherwise exercisable by the Optionee shall terminate unless exercised within one year after the date on which the Optionee ceases to be employed by, or provide service to, the Company, but in any event no later than the Expiration Date.

(d) If the Participant dies while employed by, or providing service to, the Company, the portion of the Option which is otherwise exercisable by the Optionee shall terminate unless exercised within one year after the date on which the Optionee ceases to be employed by, or provide service to, the Company, but in any event no later than the Expiration Date.

(e) For purposes of this Section 6(e):

(i) The term “Company” shall mean the Company and its subsidiary corporations.

(ii) “Disability” or “Disabled” shall mean the Optionee becoming disabled within the meaning of Section 22(e)(3) of the Code.

(iii) “Cause” shall mean, except to the extent specified otherwise by the Committee, a finding by the Committee that the Optionee has breached any provision of his or her terms of employment or service contract with the Company, including without limitation covenants against competition, or has engaged in disloyalty to the Company, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or service, or has disclosed trade secrets or confidential information of the Company to persons not entitled to receive such information.

4. Manner of Exercise.

(a) To the extent this Option is exercisable, it may be exercised in the following manner: From time to time prior to the Expiration Date, the Optionee may give written notice to the Company of the Optionee’s election to purchase some or all of the Option Shares then vested hereunder. Said notice shall specify the number of shares to be purchased and shall be accompanied by payment therefor in cash or in shares of Common Stock, valued at their fair market value on the date of exercise determined in good faith by the Board of Directors or a committee thereof. If Common Stock is publicly traded, the Committee, in its discretion, may also permit you to pay the Option Price in cash by delivering to the Company a copy of irrevocable instructions to a broker to deliver promptly to the Company an amount of sale or loan proceeds. No certificates for the shares so purchased shall be issued to the Optionee until the Company has completed all steps required by law or under the Articles of Incorporation of the Company to be taken in connection with the issuance and sale of the shares, including without limitation, if said shares have not been registered under the Securities Act of 1933, as amended, receipt of a representation from the Optionee upon each exercise of this Option that he is purchasing the shares for his own account and not with a view to any resale or distribution thereof, legending of any certificate representing said shares, and the imposition of a stop transfer order with respect thereto to prevent a resale or distribution in violation of Federal or State securities law. If requested upon the exercise of this Option, certificates may be issued in the name of the Optionee jointly with another person with rights of survivorship or in the name of the executor or administrator of his estate, and the foregoing representations shall be modified accordingly.

(b) It shall be a condition to the Company’s obligation to deliver Common Stock upon exercise of any portion of this Option that the Optionee pay, or make provisions satisfactory to the Company, for the payment of any taxes which the Company or any subsidiary is obligated to withhold or collect with respect to such exercise or otherwise with respect to the Option.

5. Transferability.

Except as provided in Section 6, this Option is personal to the Optionee, is not transferable by the Optionee in any manner, whether by operation of law or otherwise, and is exercisable, during the Optionee’s lifetime, only by the Optionee.

6. Effect of Certain Transactions.

If the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation, or if the Company is liquidated or sells or otherwise disposes of all or substantially all its assets to another corporation (any such transaction is referred to in this Paragraph 6 as a “Merger”) while this Option remains outstanding, then (i) after the effective date of such Merger, the holder of this Option shall be entitled, upon exercise of such Option, to receive in lieu of shares of Common Stock, shares of such stock or other securities as the holders of shares of Common Stock received pursuant to the terms of the Merger; and (ii) this Option may be cancelled by the Board as of the effective date of any such Merger provided that notice of such cancellation shall be given to the Optionee not less than thirty days prior to the effective date of such Merger.

7. Miscellaneous.

(a) Any notices given hereunder shall be hand delivered or mailed by first class mail, postage prepaid, to the Company at its principal place of business at 31 St. James Avenue, Boston, MA 02116, or to the Optionee at his address set forth in the records of the Company, or in either case to such address as either party may subsequently furnish to the other in writing.

(b) The exercise of this Option and the delivery of Option Shares hereunder will be subject to the completion of any registration or qualification of the Options or the Option Shares under state or federal securities laws, the requirements of any stock exchange or similar organization, or under any ruling or regulation of any governmental body or national securities exchange that the Company determines to be applicable.

(c) This Agreement is made pursuant to the Plan and is subject to all the terms and provisions of the Plan as if the same were fully set forth herein. Capitalized terms not otherwise defined herein shall have the meanings set forth for such terms in the Plan.

(d) The Optionee shall not be, nor have any of the rights or privileges of, a holder of Common Stock in respect of any Option Shares purchasable upon the exercise of this Option, including any rights regarding voting or payment of dividends, unless and until a certificate representing such Option Shares has been delivered to the Optionee.

(e) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

(f) The parties agree to execute such additional documents or instruments and to take such further actions as may be reasonably necessary to effectuate the intent of this Agreement.

(g) This Agreement may be executed in one or more counterparts each of which shall be deemed an original and all of which together shall constitute a single instrument.

(h) In the event that any term of this Agreement is held invalid, illegal or unenforceable in whole or in part, the remainder of this Agreement and of such term shall be unaffected thereby.

(i) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors, heirs and assigns.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the date first above written.

GLYCOGENESYS, INC.

By
Optionee